UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38445	36-4787690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2025, Helius Medical Technologies, Inc. (the “Company”) entered into side letter agreements with Dane C. Andreeff, President and Chief Executive Officer, and Jeffrey S. Mathiesen, Chief Financial Officer, Treasurer and Secretary (together, the “Side Letters”). The Side Letters provide for one-time discretionary cash bonuses paid to Mr. Andreeff and Mr. Mathiesen in amounts equal to $890,000 and $610,000, respectively (together, the “Cash Bonuses”). The Cash Bonuses will directly offset any severance, bonus opportunity, equity, retirement or other benefit under any plan or arrangement of the Company to which Mr. Andreeff and Mr. Mathiesen would otherwise be entitled.

In consideration of the payment of the Cash Bonuses, each of Mr. Andreeff and Mr. Mathiesen have agreed that the offerings consummated on September 18, 2025, as previously disclosed in the Company’s Current Report on Form 8-K filed on September 18, 2025, do not constitute a Change in Control (as defined Mr. Andreeff’s and Mr. Mathiesen’s employment agreements, as applicable (together, the “Employment Agreements”) or give rise to an event constituting Good Reason under the Employment Agreements. To the extent any amounts become due or claimed to be due to Mr. Andreeff or Mr. Mathiesen under the Employment Agreements or otherwise upon or following any termination of Mr. Andreeff’s or Mr. Mathiesen’s employment with the Company, including without limitation any severance, change-in-control severance, pro‑rata bonus, continued COBRA subsidies, or other cash amounts, such amount will be offset dollar-for-dollar against the Cash Bonuses, as applicable.

The foregoing description of the Side Letters does not purport to be complete and is qualified in its entirety by the terms and conditions of the Side Letters, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On September 25, 2025, the Company issued a press release announced the filing of its U.S. Food and Drug Administration (“FDA”) 510(k) submission for the Portable Neuromodulation Stimulator device label expansion seeking an indication for gait and balance deficit in patients with chronic stroke symptoms. The submission was made with data generated in the Company’s Stroke Registrational Program and was filed under its current FDA Breakthrough Device Designation.

A copy of the press release is furnished as Exhibit 99.1 to this Report and incorporated herein by reference.

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Report, and the inclusion of such website addresses in this Report by incorporation by reference of the press release is as inactive textual references only.

Exhibit 99.1 hereto contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

The information in this Report, including Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Side Letter, dated as of September 24,2025, between the Company and Dane C. Andreeff.
10.2	Side Letter, dated as of September 24,2025, between the Company and Jeffrey S. Mathiesen.
99.1	Press Release, dated September 25, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: September 25, 2025	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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